UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2016

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.
On January 7, 2016, Kindred Biosciences, Inc. (the “Company”) committed to a restructuring to better align its workforce to its revised operating needs and program development plans. The restructuring consisted primarily of a 31% workforce reduction leading to the termination of 18 positions resulting in a total workforce of approximately 39 positions. The Company estimates it will incur approximately $700,000 in cash expenditures as a result of the restructuring, substantially all of which will be severance costs. The Company expects the restructuring to be completed in the first quarter of 2016.
Item 7.01.     Regulation FD Disclosure.
The Company has provided a corporate update via a webcast on January 11, 2016 and intends to make presentations, which will include a business update, to investors. A copy of the Company’s presentation is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated under this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Kindred Biosciences, Inc. Investor Presentation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: January 11, 2016	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Kindred Biosciences, Inc. Investor Presentation